UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2010

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Two Notch Road, Suite 4, Columbia, SC	29223
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (803) 699-4940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On October 25, 2010, Andre Lauzier, Jeffrey Sternberg, and Gerry Weinstein resigned from their positions as directors of Yasheng Eco-Trade Corporation (the “Company”) to focus on other business interest.  Messers Lauzier, Sternberg, and Weinstein each individually surrendered 10,000 shares of Series F Preferred Stock (30,000 shares of Series F Preferred Stock in aggregate) back to the Company for cancellation. There is no disagreement known to any executive officer of the Company between the Company and Mr. Lauzier, Mr. Sternberg, or Mr. Weinstein on any matter relating to the Company’s operations, policies or practices.  As a result of the cancellation of the Series F Preferred Stock, William Lieberman, the remaining holder of the outstanding 10,000 shares of Series F Preferred Stock, no longer has voting control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ William Lieberman
Name:	William Lieberman
Title:	Acting President

Date:           October 26, 2010
Columbia, South Carolina